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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form SB-2 of our report dated January 31, 1997, (bearing the legend dated February 25, 1997) on our examinations of the financial statements of Dental/Medical Diagnostic Systems, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

Coopers & Lybrand L.L.P.
Los Angeles, California
February 27, 1997